                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[_] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             PAB BANKSHARES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             PAB BANKSHARES, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                              PAB BANKSHARES, INC.
                        3102 North Oak Street Extension
                           Valdosta, Georgia  31602
                                (912) 242-7758
                            ______________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 28, 1997
                             ----------------------

To the Shareholders of PAB Bankshares, Inc.:

          The Annual Meeting of Shareholders (the "Annual Meeting") of PAB Bankshares, Inc. (the "Company") will be held at the offices of The Park Avenue Bank, 3102 North Oak Street Extension, Valdosta, Georgia 31602 on Monday, April 28, 1997 at 11:00 a.m., for the following purposes:

          a. To elect four members to the Board of Directors to serve three year terms expiring at the Annual Meeting of Shareholders in 2000 (Proposal 1).

          b. To amend the Articles of Incorporation to delete a super-majority voting requirement to amend the Articles of Incorporation (Proposal 2).

          c. To amend the Articles of Incorporation to increase the number of authorized shares of common stock (Proposal 3).

          d. To amend the Articles of Incorporation to authorize the issuance of shares of preferred stock (Proposal 4).

          e. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

          The Board of Directors has set March 19, 1997 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSAL, SIGNING AND MAILING THE

PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                              By Order of the Board of Directors


                              /s/ R. Bradford Burnette
                              ----------------------------------
                              R. Bradford Burnette
                              President

                              PAB BANKSHARES, INC.
                            -----------------------

                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                           To Be Held April 28, 1997



                         PROXY SOLICITATION AND VOTING

General

          This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of PAB Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting").

          The Company's business is to provide banking services to individuals and businesses through its two commercial bank subsidiaries, The Park Avenue Bank in Valdosta, Georgia and Farmers & Merchants Bank in Adel, Georgia, and its savings bank subsidiary, First Federal Savings Bank of Bainbridge in Bainbridge, Georgia (the three banking subsidiaries are collectively referred to herein as the "Banks"). Unless otherwise indicated by the context, the term "Company" shall refer to PAB Bankshares, Inc. and its subsidiaries.

          The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. Any Proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of the Proposals described in this Proxy and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

          This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about March 28, 1997.

Record Date and Outstanding Shares

          The Board of Directors has set March 19, 1997 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 2,817,250 shares of common stock of the Company issued and outstanding.

Quorum and Voting Rights

          A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy.

          Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting. Proposal 1 requires the affirmative vote of a plurality of the shares of common stock of the Company present in person or represented by Proxy. Proposal 2 requires the affirmative vote of two-thirds of the outstanding shares of common stock of the Company entitled to vote in person or by Proxy. Assuming Proposal 2 is approved, then Proposals 3 and 4 would require the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote in person or by proxy. In the event Proposal 2 is not approved, Proposals 3 and 4 would require the affirmative vote of two-thirds of the outstanding shares of common stock of the Company entitled to vote in person or by proxy.

Solicitation of Proxies

          In addition to this solicitation by mail, the officers and employees of the Company and the Banks without additional compensation, may solicit Proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

General

          The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company elect one class annually. The Board of Directors presently consists of 11 members with one vacancy as a result of the resignation of Steven A. Underwood, who was seriously injured in an automobile accident in May 1996.

          The Board of Directors has nominated four persons for election as directors of the Company at the Meeting to serve three year terms which will expire in 2000. The terms of the other directors of the Company who are not up for election will continue as indicated below. All of the nominees are presently directors of the Company. Each nominee has agreed to his nomination and to serve as a director, if elected. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the Proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected.

          Set forth below is information about each nominee for election to a term as a director expiring in 2000, and each incumbent director whose term of office expires in 1998 or 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN
--------------------------------------------------------------------------------
2000
----

          James L. Dewar, Sr., age 85, has been Chairman of the Board of the Company since 1982. Mr. Dewar, Sr. has been Chairman of the Board of The Park Avenue Bank since 1967, Chairman of the Board of Farmers & Merchants Bank since 1986, and a director of First Federal Savings Bank of Bainbridge since 1995. Mr. Dewar, Sr. has been involved in the banking business for the past 39 years.

          C. Larry Wilkinson, age 50, has been a director of the Company since 1986, a director of The Park Avenue Bank since 1986, and a director of Farmers &

Merchants Bank since 1986. Mr. Wilkinson became Executive Vice President of the Company in 1997 and was Executive Vice President and Chief Financial Officer of The Park Avenue Bank from 1990 to 1997. Previously he had been Senior Vice President of The Park Avenue Bank from 1983 to 1990. Mr. Wilkinson has more than 29 years experience in the banking business.

          Joe P. Singletary, Jr., age 57, has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Singletary is an executive officer and an owner of Sing Bros., Inc., and has more than 26 years experience in the gasoline business.

          Walter W. Carroll, II, age 48, has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Carroll is an executive officer and an owner of Sunset Farm Foods, Inc., and has more than 25 years experience in the meat processing business.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 1998
------------------------------------------------------------

          James L. Dewar, Jr., age 54, has been a director of the Company since 1982 and has been a director of The Park Avenue Bank since 1969. Mr. Dewar, Jr. is president of Dewar Properties, Inc. and Dewar Realty, Inc. and has been involved in real estate development, construction and management for the past 26 years.

          D. Ramsay Simmons, Jr., age 65, has been a director of the Company since 1995, and has been a director of First Federal Savings Bank of Bainbridge since 1968. He has been chairman of the board of directors of First Federal Savings Bank of Bainbridge since 1985. Mr. Simmons is president of Elberta Crate and Box Company since 1976.

          F. Ferrell Scruggs, age 58, has a been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Scruggs is the chairman of the Scruggs Company, and has more than 35 years experience in the construction business.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 1999
------------------------------------------------------------

          R. Bradford Burnette, age 57, has been President and a director of the Company since 1982. Mr. Burnette was the Chief Executive Officer of The Park Avenue Bank from 1990 to 1997, was the President from 1983 to 1990, and was Executive Vice President from 1968 to 1982. He has been a director of The Park

Avenue Bank since 1968, a director of the Farmers & Merchants Bank since 1986 and a director of First Federal Savings Bank of Bainbridge since 1995. Mr. Burnette has more than 31 years experience in the banking business.

          John H. Clark, age 59, has served as a director of the Company since 1995. Mr. Clark is chief executive officer and a director of Southwest Georgia Bank in Moultrie, Georgia since 1978.

          William S. Cowart, age 42, has been a director of the Company since 1990 and has been a director of The Park Avenue Bank since 1990. Mr. Cowart has been President since 1990 and became Chief Executive Officer in 1997 of The Park Avenue Bank. Previously, Mr. Cowart served as president of the First Union National Bank, Valdosta, Georgia in 1989 and in other capacities since 1976.

          Thompson Kurrie, Jr., age 48, has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Kurrie is a partner with the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland where he has practiced law since 1985. Mr. Kurrie is also a certified public accountant having previously served as a partner in the accounting firm of Coopers & Lybrand from 1976 to 1983.

          There are no family relationships between any of the directors or executive officers of the Banks, except James L. Dewar, Jr., is the son of James
L. Dewar, Sr.

Meetings of the Board of Directors
----------------------------------

          The Board of Directors of the Company had twelve meetings during the 1996 fiscal year.

          The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee consists of two members and had twelve meetings during the 1996 fiscal year. The Audit Committee reviews the scope and timing of the audit services of the Company's independent accountants and any other services such accountants are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Compensation Committee consists of four members and had one meeting during the 1996 fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, and reviews general policy matters relating to compensation and benefits of employees of the Company.

Executive Compensation
----------------------

          The following table sets forth a summary of the compensation paid to or accrued on behalf of the chief executive officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during fiscal years 1996, 1995 and 1994.

                                                 Summary Compensation Table

                                                                                            Long Term
                                                                                           Compensation
                                                     Annual Compensation                      Awards
                                         --------------------------------------------      ------------
                                                                                            Securities
     Name and                                                           Other Annual        Underlying      All Other
    Principal               Fiscal                                      Compensation          Options      Compensation
    Position                 Year        Salary ($)      Bonus ($)         ($)(1)              (#)            ($)(2)
    --------               ------       ----------      ---------      ------------        ------------    ------------
R. Bradford                 1996          149,532         35,926           16,550            20,000          54,230
Burnette,                   1995          133,600         25,947           15,700                 0          25,079
President of the            1994          113,713         22,645            9,700                 0          31,685
Company

William S. Cowart           1996           98,100         24,165            8,550            14,000          18,632
President of The            1995           96,100         18,659            7,050                 0          16,143
Park Avenue Bank            1994           89,496         17,905            5,950                 0          10,310

C. Larry Wilkinson          1996           82,350         18,137           11,100            14,000          20,897
Executive Vice              1995           87,100         15,549            9,300                 0          20,266
President of the
Company

(1) The reported amount consists of director's fees. Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) The reported amount consists of the Bank's contribution to a Profit Sharing Plan, Section 401(K) Plan, and amounts accrued under a Salary Continuation Plan.

          The following table sets forth certain information regarding the grant of stock options in the 1996 fiscal year to the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                                          Option Grants in Last Fiscal Year

                                                  Individual Grants

                         Number of Securities     % of Total Options
                         Underlying Options      Granted to Employees        Exercise or Base
        Table               Granted (#)              in Fiscal Year            Price ($/Sh)        Expiration Date
        -----            --------------------    --------------------        ----------------      ----------------
R. Bradford Burnete            20,000                    28%                      12.50            February 26, 2006

William S. Cowart              14,000                    19%                      12.50            February 26, 2006

C. Larry Wilkinson             14,000                    19%                      12.50            February 26, 2006

          The following table sets forth certain information regarding the exercise of stock options in the 1996 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                                          Aggregated Option Exercises in Last Fiscal Year
                                                 and Fiscal Year-End Option Values

                                                                    Number of Securities         Value of Unexercised
                                                                   Underlying Unexercised        In-the-Money Options
                                                                    Options at FY-End (#)           at FY-End ($)
                         Shares Acquired
       Name              on Exercise (#)    Value Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable
       ----              ---------------    ------------------    -------------------------    -------------------------
R. Bradford Burnette             0                  0                     20,000/0                    177,500/0

William S. Cowart                0                  0                     0/14,000                    0/124,250

C. Larry Wilkinson               0                  0                     0/14,000                    0/124,250

Director Compensation

          The directors of the Company are paid directors' fees of $3,000 per annum plus $300 for their service at meetings of the Board of Directors and $100 for their service at meetings of committees of the Board of Directors. The directors of The Park Avenue Bank and the directors of Farmers & Merchants Bank receive directors fees of $1,000 per annum. The directors of The Park Avenue Bank and the directors of Farmers & Merchants Bank receive $100 for their service at meetings of the Board of Directors or committees thereof. The directors of the First Federal Savings Bank of Bainbridge receive directors' fees of $2,400 per annum and $250 for their service at meetings of the Board of Directors.

Directors Deferred Stock Purchase Plan
--------------------------------------

          On April 18, 1994, the Company's shareholders approved the Directors Deferred Stock Purchase Plan (the "Director Plan"), which provides that a director of the Company or any subsidiary may elect to receive shares of common stock of the Company in lieu of the cash compensation otherwise payable as director's fees for services as a member of the Board of Directors or any committee thereof. The shares of common stock issuable to an electing director shall be issued on January 15 following each fiscal year in a whole number (rounded down) resulting from the amount of such director's fees (or a portion thereof as determined by such director) for such previous fiscal year divided by 100% of the fair market value of the common stock as of January 1 of such previous fiscal year. The Board of Directors shall determine the fair market value of the common stock as soon as practicable following January 1 of each fiscal year. The Board of Directors has determined that the fair market value of the common stock of the Company as of January 1, 1997 is $21.375 per share for purposes of calculations for the 1997 fiscal year under the Director Plan. The Director Plan covers 50,000 shares of common stock, which may be authorized for issuance and delivery thereunder. The Director Plan shall remain in effect for five years (through January 15, 1999) or until termination by the Board, whichever occurs first. The Director Plan is administered by the Board of Directors of the Company. The Company has issued 6,692 shares of common stock, in the aggregate, to 23 electing directors under the Director Plan for fiscal year 1996.

Salary Continuation Plan
-------------------------

          Effective January 1, 1994, the Company adopted a Salary Continuation Plan for the benefit of executive employees of the Company. While the Salary Continuation Plan is to be funded from the general assets of the Company, life insurance policies are required for the purpose of serving as the primary funding source. As of December 31, 1996, the cash values of these policies were $1,927,428 and liability accrued for benefits payable under the Salary Continuation Plan was $169,364.

Employee Stock Option Plan
--------------------------

          On April 18, 1994, the Company's shareholders approved the 1994 Employee Stock Option Plan (the "Employee Plan"), which provides for the purchase of options to purchase shares of common stock to the employees of the Company. The Employee Plan serves as an employee incentive and encourages the continued employment of key personnel by facilitating their purchase of an equity interest in the Company. The Employee Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. The Employee Plan provides for the granting of both "incentive stock options" and "nonqualified stock options". The exercise price for each incentive stock option granted under the Employee Plan shall in no event be less than 100% of the fair market value of common stock of the Company on the date of grant and no incentive stock option shall be exercisable after the expiration of ten years from the date of grant. The Employee Plan covers 200,000 shares of common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted 72,000 options, in the aggregate, to eight employees under the Employee Plan in fiscal year 1996.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934.
------------------------------------------------------------------------

          Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during fiscal year 1996, all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the shares of the Company's common stock owned as February 28, 1997 (i) by each person who beneficially owns more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors, and (iii) by all directors and executive officers of the Company as a group.

                                                 Number of              Percentage
Name of Beneficial Owner(1)                       Shares               Ownership(2)
---------------------------                    -------------          ------------
James L. Dewar, Sr.(3)                           276,836(4)               9.8%

R. Bradford Burnette                             123,170(5)               4.3

John H. Clark                                        115                   *

Walter W. Carroll, II                             35,197(6)               1.2

William S. Cowart                                 11,585(7)                *

James L. Dewar, Jr.(3)                           323,808(8)              11.5

Thompson Kurrie, Jr.                               5,729                   *

F. Ferrell Scruggs                                53,887(9)               1.9

D. Ramsay Simmons, Jr.                            15,586(10)               *

Joe P. Singletary, Jr.                            40,930(11)              1.4

C. Larry Wilkinson                                35,436(12)              1.2
                                                 -------                 ----
All directors and executive officers as a
group (11 persons)                               907,279                 32.2%

____________________
   *Less than 1%.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2) Based on 2,817,250 shares outstanding as of February 28, 1997, and shares underlying outstanding stock options or warrants exercisable within 60 days of the record date are deemed to be outstanding for purposes of calculating the percentage owned by a holder.

(3) The address of Mr. Dewar, Sr. is 802 East Park Avenue, Valdosta, Georgia 31601; and the address of Mr. Dewar, Jr. is 905 Moss Way Drive, Valdosta, Georgia 31602.

(4) Includes 61,496 held in the name of Mr. Dewar, Sr.'s wife, of which Mr. Dewar, Sr. disclaims beneficial ownership.

(5) Includes 2,745 shares held in the name of Mr. Burnette's wife, of which Mr. Burnette disclaims beneficial ownership. Includes 35,000 vested stock options granted to Mr. Burnette.

(6) Includes 542 shares held in the name of Mr. Carroll's wife and 2,904 shares held in the name of Mr. Carroll's children, of which Mr. Carroll disclaims beneficial ownership.

(7)  Includes 2,800 vested stock options granted to Mr. Cowart.

(8) Includes 23,499 shares held in the name of Mr. Dewar, Jr.'s wife, of which Mr. Dewar, Jr. disclaims beneficial ownership.

(9) Includes 7,912 shares held in the name of Mr. Scruggs' wife, of which Mr. Scruggs disclaims beneficial ownership.

(10) Includes 1,454 shares held in the name of Mr. Simmons' wife, of which Mr. Simmons disclaims beneficial ownership.

(11) Includes 7,003 shares held in the name of Mr. Singletary's wife, of which Mr. Singletary disclaims beneficial ownership.

(12) Includes 490 shares held jointly with Mr. Wilkinson's wife, and includes 1,753 shares held in the name of Mr. Wilkinson's wife of which Mr. Wilkinson disclaims beneficial ownership. Includes 2,800 vested stock options granted to Mr. Wilkinson.

                             CERTAIN TRANSACTIONS

          Certain of the officers, directors and principal shareholders of the Company and the Banks, and affiliates of such persons, have from time to time engaged in banking transactions with the Banks and are expected to continue such relationships in the future. Any loans or other extensions of credit made by the Banks to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996, loans to officers, directors and principal shareholders of the Company and the Banks and to affiliates of such persons amounted to $7,548,586, in the aggregate.

          The Company employs the law firm Coleman, Talley, Newbern, Kurrie, Preston & Holland to provide legal services to the Company and the Banks, which legal services include general legal services, as well as loan closing services. The law firm receives fees for general legal services, as well as legal fees earned in connection with loan closings, which fees are collected from the persons making the loans from the Banks. Thompson Kurrie, Jr., a director of the Company and The Park Avenue Bank, is a partner in the law firm. The Company believes the services obtained from the law firm are on terms as favorable to the Company as could have been obtained from unaffiliated parties.


                        DELETE A SUPER-MAJORITY VOTING
                             REQUIREMENT TO AMEND
                         THE ARTICLES OF INCORPORATION
                                 (PROPOSAL 2)

          The Board of Directors has determined that it is advisable that the Company's Articles of Incorporation be amended to delete a 66-2/3% voting requirement to amend any provision of the Articles of Incorporation. The Georgia Business Corporation Code requires a majority vote of the outstanding shares in order to amend the Articles of Incorporation, unless otherwise provided. In view of the Company's listing of its common stock on the American Stock Exchange and the growing dispersal of share ownership beyond the vicinity of southwest Georgia, the Board of Directors has determined that the existing super-majority voting requirement to alter, delete or rescind any provision of the Company's Articles of Incorporation, unless otherwise provided could prove burdensome and make the attaining of such approval difficult or impossible. The

Board of Directors believes Proposal 2 is in the best interests of the Company and its shareholders. Proposal 2, if approved, will not effect the provision of the Company's Articles of Incorporation which requires a 66^% vote of the total issued and outstanding shares of the Company's common stock to (i) approve any merger or consolidation; (ii) remove a member of the Board of Directors; or
(iii) call a special meeting of shareholders; but will maintain a 66^% voting requirement to amend any of the foregoing provisions. The Board of Directors does not have any present intention to amend the Articles of Incorporation except as otherwise set forth in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO AMEND THE ARTICLES OF INCORPORATION TO DELETE A SUPER-MAJORITY VOTING REQUIREMENT TO AMEND THE ARTICLES OF INCORPORATION.


                       INCREASE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
                                  (PROPOSAL 3)

          The Board of Directors has determined that it is advisable that the Company's Articles of Incorporation be amended to increase the number of authorized shares of common stock from 4,000,000 shares to 25,000,000. The additional shares of common stock for which authorization is sought would be identical to the shares of common stock of the Company now authorized. Holders of common stock do not have preemptive rights to subscribe to additional shares which may be issued by the Company. As of the record date, 2,817,250 shares of common stock of the Company were issued and outstanding, after giving effect to the 2-for-1 stock split of the Company's common stock in the form of a stock dividend during the 1996 fiscal year. The Company has only 1,182,750 shares of common stock available for issuance as of the record date from which shares are required to be reserved for issuance pursuant to the Company's Employee Stock Option Plan, Directors Deferred Stock Purchase Plan and the Dividend Reinvestment and Stock Purchase Plan.

          If approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as required under applicable law or the rules of any national securities exchange in which shares of common stock of the Company are at the time listed.

          The availability of additional shares of common stock for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon future business acquisitions or other transactions. The Company currently has no plans to issue any additional shares of common stock other than shares of common stock that have been reserved for issuance as described above

          The additional shares of common stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for purposes that might be deemed in defense of a potential takeover threat. Proposal 3 is not the result of the Board of Directors's current knowledge of any specific effort by any party to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise, by any person's efforts to accumulate the Company's securities.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


                           AUTHORIZE THE ISSUANCE OF
                           SHARES OF PREFERRED STOCK
                                  (PROPOSAL 4)

          The Board of Directors has determined that it is advisable that the Company's Articles of Incorporation be amended to authorize the issuance of up to 2,500,000 shares of preferred stock. The Board of Directors would be authorized to designate the terms of any series of preferred stock, including dividend rates, voting rights, redemption prices and conversion or other special rights, if any, without further action by stockholders of the Company.

          If approved, authorized shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, except as required under applicable law or the rules of any national securities exchange in which securities of the Company are at the time listed.

          The availability of additional shares of preferred stock for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon future business acquisitions or other transactions. The Company currently has no plans to issue any shares of preferred stock.

          The shares of preferred stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for purposes that might be deemed in defense of a potential takeover threat. Proposal 4 is not the result of the Board of Directors's current knowledge of any specific effort by any party to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise, by any person's efforts to accumulate the Company's securities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4 TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK.



                             SHAREHOLDER PROPOSALS

          Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 1997.


                                 OTHER MATTERS

          At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposal referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

ANNUAL REPORT

          Copies of the 1996 Annual Report are being mailed to all shareholders together with this Proxy Statement.

PROXY

                             PAB BANKSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder hereby appoints James L. Dewar, Sr. and R. Bradford Burnette, each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of PAB Bankshares, Inc. (the "Company"), held of record by the undersigned on March 19, 1997, at the annual Meeting of the Shareholders (the "Annual Meeting") to be held on April 28, 1997, or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

PROPOSAL 1. Election of Directors.

Nominees: James L. Dewar, Sr., C. Larry Wilkinson, Joe P. Singletary, Jr., Walter W. Carroll, II

Check       [ ] For all Nominees listed above    [ ] Withhold Authority to
-----           (except as marked to the             vote for all Nominees
One Box         contrary below)                      listed above
-------

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee's name in the following space provided:___________________________

--------------------------------------------------------------------------------

PROPOSAL 2. Amended the Articles of Incorporation to delete a super-majority voting requirement to amend the Articles of Incorporation.

Check       [ ] For                              [ ] Against
-----
One Box
-------

--------------------------------------------------------------------------------

PROPOSAL 3. Amend the Articles of Incorporation to increase the number of authorized shares of common stock.

Check       [ ] For                              [ ] Against
-----
One Box
-------

--------------------------------------------------------------------------------

PROPOSAL 4. Amend the Articles of Incorporation to authorize the issuance of shares of preferred stock.

Check       [ ] For                              [ ] Against
-----
One Box
-------

--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting.

        This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted for both Proposals and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:___________________, 1997.               ____________________________
                                               Signature
PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY                     ____________________________
USING THE ENCLOSED ENVELOPE                    Signature (if held jointly)